Exhibit 10.01
THE HARTFORD EMPLOYEE STOCK PURCHASE PLAN
(Including amendments effective January 1, 2010)
ARTICLE I
PURPOSE AND APPROVAL
1.1 Purpose of the Plan. The purpose of The Hartford Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of Shares of common stock of The Hartford. The Plan is intended to qualify as an “Employee Stock Purchase Plan” as defined in the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.
1.2 Approval of the Plan. The Plan was approved by ITT Corporation, as sole shareholder of The Hartford (formerly named ITT Hartford Group, Inc.), on December 15, 1995. The Plan was adopted by the Board on July 18, 1996. On May 27, 2009, the Company’s shareholders approved an increase of 10,000,000 of the shares of common stock authorized pursuant to the Plan, bringing the total aggregate number of shares that may be purchased under the Plan to 15,400,000.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:
“Account” means the account maintained by the Company for a Participant pursuant to Section 3.3.
“Act” means the Securities Exchange Act of 1934, as amended.
“Beneficial Owner” means any Person who, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (A) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (i) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (ii) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (i) or (ii) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (B) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.
“Board” means the Board of Directors of The Hartford.
“Change of Control” means the occurrence of any of the following:
A. A report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any Person (within the meaning of Section 13(d) of the Act), other than The Hartford or a subsidiary of The Hartford or any employee benefit plan sponsored by The Hartford or a subsidiary of The Hartford is the Beneficial Owner of forty percent or more of the outstanding stock of The Hartford entitled to vote in the election of directors of The Hartford;

B. Any Person (within the meaning of Section 13(d) of the Act), other than The Hartford or a subsidiary of The Hartford or any employee benefit plan sponsored by The Hartford or a subsidiary of The Hartford shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of The Hartford (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner, directly or indirectly, of fifteen percent or more of the outstanding stock of The Hartford entitled to vote in the election of directors of The Hartford (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire shares);
C. Any merger, consolidation, recapitalization or reorganization of The Hartford shall be consummated, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding securities of The Hartford entitled to vote in the election of directors of The Hartford immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity (or the ultimate parent of such entity) in substantially the same relative proportions as their ownership of the securities of The Hartford entitled to vote in the election of directors of The Hartford immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of The Hartford, such surviving entity or any subsidiary of such surviving entity;
D. Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of The Hartford shall be consummated; or
E. Within any 24 month period, the persons who were directors of The Hartford immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to The Hartford, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (i) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (E), and (ii) was not designated by a Person who has entered into an agreement with The Hartford to effect a transaction described in clause (C) or clause (D) of this definition of Change of Control;
provided, however, that notwithstanding any provision in this Plan to the contrary, in the event of a Change of Control as described in clause (C) or clause (D) of this definition of Change of Control, in the case of a Participant whose employment involuntarily terminates on or after the date of a shareholder approval described in either of such clauses but before the date of a consummation described in either of such clauses, the date of termination of such a Participant’s employment shall be deemed for purposes of the Plan to be the day following the date of the applicable consummation.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation and Personnel Committee of the Board, or such other Committee as the Board may designate to administer the Plan pursuant to Article VI.
“Company” means The Hartford and Hartford Fire Insurance Company, and any other entity designated as a Participating Corporation pursuant to Section 3.1, and any successor of any of the foregoing by merger or purchase or otherwise.
“Compensation” means “Compensation” as defined in The Hartford Investment and Savings Plan, excluding (i) amounts deferred under any nonqualified deferred compensation plan, (ii) performance shares payable pursuant to The Hartford Incentive Stock Plan and performance units payable pursuant to The Hartford Performance Unit Plan, (iii) bonuses, and (iv) any other payments designated by the Committee.

“Effective Date” means the effective date of the Plan identified in Section 7.10.
“Eligible Employee” means an Employee described in Section 3.2.
“Employee” means any person regularly employed by the Company and having an employment relationship principally with the Company within the meaning of Code Section 423 (subject to the exclusion of such persons or classes of persons as the Committee may determine that is consistent with The Hartford Investment and Savings Plan, Code Section 423 and other applicable law), but shall not include any person who performs services for the Company as an independent contractor or under any other non-employee classification.
“Exercise Price” means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.
“Fair Market Value” means, with respect to Shares on any particular date, the closing market price of the Shares on the New York Stock Exchange on such date or the nearest prior business day on which trading occurred on the New York Stock Exchange.
“Offering” means an offering to Participants of Options to purchase Shares under Section 4.1.
“Offering Commencement Date” means, prior to 2009 and on and after January 1, 2010, the first business day of the calendar quarter applicable to the Offering. Effective with respect to any Offering Period commencing during 2009, “Offering Commencement Date” means the first business day of January or July, with respect to any Offering commencing in such month.
“Offering Termination Date” means, prior to 2009 and on and after January 1, 2010, the last business day of the calendar quarter applicable to the Offering. Effective with respect to any Offering Period beginning during 2009, “Offering Termination Date” means the last business day of the sixth calendar month ending after the Offering Commencement Date.
“Option” means an option to purchase Shares granted pursuant to the Plan.
“Participant” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to Article III.
“Participating Corporation” means a corporation designated pursuant to Section 3.1(B).
“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include (i) The Hartford, any subsidiary of The Hartford or any other Person controlled by The Hartford, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of The Hartford or of any subsidiary of The Hartford, or (iii) a corporation owned, directly or indirectly, by the stockholders of The Hartford in substantially the same proportions as their ownership of securities of The Hartford.
“Plan” means The Hartford Employee Stock Purchase Plan.
“Plan Administrator” has the meaning described in Article VI.

“Potential Change of Control” means:
A. A Person shall commence a tender offer, which if successfully consummated, would result in such Person being the Beneficial Owner of at least 15% of the stock of The Hartford entitled to vote in the election of directors of The Hartford;
B. The Hartford enters into an agreement, the consummation of which would constitute a Change of Control;
C. Solicitation of proxies for the election of directors of The Hartford by anyone other than The Hartford, which, if such directors were elected, would result in the occurrence of a Change of Control as described in clause (E) of the definition of “Change of Control” above; or
D. Any other event shall occur which is deemed to be a Potential Change of Control by the Board, the Committee, or any other appropriate committee of the Board in its sole discretion.
“Share” means one share of common stock ($.01 par value) of The Hartford.
“The Hartford” means The Hartford Financial Services Group, Inc., and any successor by merger or purchase or otherwise.
“The Hartford Income Protection Plan” means The Hartford Income Protection Plan, as may be amended from time to time, certain standards of which are to be applied to an Employee to the extent provided herein, regardless of whether such Employee is covered under such Plan.
“The Hartford Investment and Savings Plan” means The Hartford Investment and Savings Plan, as may be amended from time to time, certain standards of which are to be applied to an Employee to the extent provided herein, regardless of whether such Employee is covered under such Plan.
“Transfer Agent” means the officially designated transfer agent of The Hartford.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1 Granting of Options to Employees.
A. Granting of Options to Company Employees Only. To the extent permitted by the Plan, Options to purchase Shares hereunder shall only be granted to Employees of the Company.
B. Designation of Additional Participating Corporations. Designations of additional corporations whose Employees may be granted Options to purchase Shares to the extent permitted hereunder may be made from time to time by the Committee from among the group of corporations which includes (i) The Hartford’s subsidiary corporations as of the Effective Date of the Plan, and (ii) corporations that become parent or subsidiary corporations of The Hartford after the Effective Date of the Plan.
C. Employee Rights and Privileges. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.2 Eligibility of Employees. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.
A. Eligible Employee Defined. Except as otherwise required by Code Section 423 or other applicable law, an Employee shall be considered an Eligible Employee for purposes of participation in the Plan on the first date such Employee has completed at least six months of service as an Employee of the Company, provided, however, that (i) except as the Board or the Committee may otherwise provide on a basis uniformly applicable to all persons similarly situated, “Eligible Employee” shall not include any “Ineligible Person,” which means any person who performs services for the Company as an independent contractor or under any other non-employee classification, and (ii) such Employee shall be eligible to open an account with the registered broker-dealer firm and/or banking entity designated as recordkeeper for the Plan.
B. Rehired Employees. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.
C. Employees Deemed Ineligible for Participation.
(i) Receipt of Hardship Withdrawal. If an Employee receives a “safe harbor” hardship withdrawal under The Hartford Investment and Savings Plan, or any other plan maintained by the Company or its affiliates that is qualified under Code Section 401(k), and such Employee ceases certain savings for a period of not less than 6 months as required by any such plan, such Employee shall be deemed an ineligible Employee for such 6 month period. Such Employee shall no longer be deemed an ineligible Employee as of the Offering Commencement Date following the end of such period.
(ii) Receipt of Benefits for Total Disability. An Employee shall be deemed an ineligible Employee during the period such Employee receives benefits for a total disability under The Hartford Income Protection Plan or any other long-term disability plan or program maintained by the Company or its affiliates. Such an Employee who is also a Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Employee first begins receiving such Long-Term Disability benefits, and such deemed filing shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). As of the Offering Commencement Date following the end of the period during which such benefits are received, such Employee shall no longer be deemed an ineligible Employee pursuant to this Section.
(iii) 5% Owners. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), shares possessing 5% or more of the total combined voting power or value of all classes of stock of The Hartford or any affiliate thereof. For purposes of this Section, Shares that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to Section 4.1 or any other qualified employee stock purchase plan maintained by the Company or its affiliates shall be treated as owned by the Employee.
(iv) Employees with Exercise Rights In Excess of $25,000 Per Year. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employee under the Plan or any other qualified employee stock purchase plan maintained by the Company or its affiliates) would provide the Employee with the right in such year to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such option) in excess of $25,000.
(v) Other Employees. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.3 Election to Participate.
A. Payroll Deduction Authorization Form. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such form shall authorize automatic payroll deductions from a Participant’s Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines.
B. Amount of Payroll Deductions. The payroll deductions authorized by the Participant shall be in whole percentages, not less than 1% and not more than 10% of Compensation, for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made.
C. Changes in Payroll Deductions. Subject to Section 3.3(B), a Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).
D. Participant’s Account. The Company shall maintain payroll deduction Accounts for all Participants. Payroll deductions made from a Participant’s Compensation shall be credited to the Participant’s Account with respect to those payroll dates taking place during the applicable Offering Period, and shall be applied for the purchase of Shares pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant’s Account.
3.4 Withdrawal From Participation.
A. In General. A Participant may at any time withdraw from participation in the Plan by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, no further payroll deductions shall be made from the Participant’s Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3. If such withdrawal form is received by the designated party prior to the last month of a particular Offering period, then all payroll deductions at that time credited to the Participant’s Account which have not already been applied for the purchase of Shares hereunder shall be repaid to the Participant. If such withdrawal form is received by the designated party in the last month of a particular Offering period, then all payroll deductions at that time credited to the Participant’s Account which have not already been applied for the purchase of Shares hereunder shall be applied to the purchase of Shares at the end of such Offering period in accordance with the Plan.

B. Termination of Employment.
(i) General Rule. Except as provided in Section 3.4(B)(ii), if a Participant ceases to be an Employee for any reason, more than three months before an Offering Termination Date, all payroll deductions credited to the Participant’s Account as of the date the Participant’s employment terminates which have not already been applied for the purchase of Shares hereunder shall be repaid to the Participant. If a Participant ceases to be an Employee for any reason, less than three months before an Offering Termination Date, all payroll deductions credited to the Participant’s Account as of the date the Participant’s employment terminates which have not already been applied for the purchase of Shares hereunder shall be applied to the purchase of Shares after the Offering Termination Date following such termination in accordance with the Plan.
(ii) Exception for Terminations Prior to the Last Month of an Offering Period. If a Participant ceases to be an Employee for any reason prior to the last month of a particular Offering period, and such Participant files a properly completed withdrawal form (or such other authorization as the Plan Administrator shall require) that is received prior to such last month by the party designated by the Plan Administrator, then all payroll deductions credited to the Participant’s Account as of the date the Participant’s employment terminates which have not already been applied for the purchase of Shares hereunder shall be repaid to the Participant.
ARTICLE IV
GRANTING AND EXERCISE OF OPTIONS
4.1 Granting of Options.
A. Offerings. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Prior to 2009 and on and after January 1, 2010, Offerings shall be made each calendar quarter. During 2009, Offerings were made semi-annually. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.11.
B. Granting of Options. On the Offering Commencement Date for each Offering period commencing prior to January 1, 2010, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date for such period, divided by 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date. On the Offering Commencement Date for each Offering period commencing on and after January 1, 2010, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date for such period, divided by 95% of the Fair Market Value of the Shares on the Offering Termination Date
C. Exercise Price. For Offering periods commencing prior to January 1, 2010, the Exercise Price for Options granted hereunder shall be 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date. For Offering periods commencing on and after January 1, 2010, the Exercise Price for Options granted hereunder shall be 95% of the Fair Market Value of the Shares on the Offering Termination Date.

4.2 Exercise of Options.
A. Automatic Exercise. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant’s Account shall be charged for the amount of the purchase, and the Participant’s ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.
B. Restrictions on Exercise of Options.
(i) Exercise of Options. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of 27 months following the Offering Commencement Date applicable thereto.
(ii) Exercise by the Participant Only. During the Participant’s lifetime, any Option granted to the Participant shall be exercisable only by such Participant.
(iii) Other Restrictions. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.
C. Issuance of Certificates. Except as otherwise provided in the Plan, certificates with respect to Shares purchased hereunder shall be issued to the Participant (i) upon request by the Participant to the Transfer Agent only if such Shares were purchased at least 21 months prior to such request, or (ii) at the direction of the Plan Administrator at such earlier time as determined appropriate by the Plan Administrator. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Hartford shall not be required to issue any certificates for fractional Shares. If a Participant requests certificates for Shares for the purpose of disposing of all of the Participant’s Shares, the Company shall pay to the Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of the issuance of such certificates.
D. Registration of Certificates. Certificates shall be registered only in the name of the Participant.
E. Rights as a Shareholder. The Participant shall have no rights or privileges of a shareholder of The Hartford with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.
F. Dividend Reinvestment. If The Hartford pays a cash dividend on Shares and a Participant is entitled to receive such dividend on Shares that have been purchased under the Plan, such dividend shall not be paid in cash, but shall be paid in the form of additional Shares (“Reinvested Shares”), upon such terms and conditions as the Plan Administrator shall determine, subject to this subsection F. Reinvested Shares may be purchased directly from The Hartford from its treasury and/or authorized and unissued Shares, and/or purchased on the open market. Reinvested Shares shall be purchased at 100% of market value and not at the Option Exercise Price set forth in Section 4.1(C). A Participant’s Account shall be credited with the number of Shares, and fractions thereof, equal to the amount of the dividend paid on a Participant’s Shares acquired under the Plan divided by the purchase price of the Reinvested Shares.
Notwithstanding the foregoing, effective with respect to dividends payable after January 2006, dividends shall be paid in cash unless the participant makes an election to have such dividends reinvested. If such an election is made, dividends shall be reinvested according to the terms described above.

ARTICLE V
STOCK AND CORPORATE CHANGES
5.1 Maximum Shares. The maximum aggregate number of Shares which may be purchased under the Plan shall be 15.4 million, subject to adjustment upon certain corporate changes as provided in Section 5.2, plus such additional Shares as may be authorized by the shareholders of The Hartford in accordance with Code Section 423 (and as such additional shares may be subsequently adjusted as provided in Section 5.2). If the total number of Shares for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants as soon as practicable thereafter.
5.2 Adjustment Upon Corporate Changes. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to The Hartford, the Committee (i) shall determine the kind of Shares that may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees. For purposes of this Section, any distribution of Shares to shareholders in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split, and any distribution of Shares aggregating less than 20% of the outstanding Shares shall be deemed a stock dividend.
5.3 Change of Control. Notwithstanding anything herein to the contrary, and to the extent not prohibited by Code Section 423, upon the occurrence of a Change of Control, the Plan shall continue without interruption and Participants may continue to participate in the Plan (unless participation first terminates under the terms of the Plan) until the earlier of (A) the date on which the Plan is suspended or terminated by the Committee, or (B) such other date as may be determined by the Plan Administrator. The earlier of such dates shall be deemed to be the Offering Termination Date for purposes of the final purchase of shares under the Plan.
ARTICLE VI
ADMINISTRATION
6.1 Appointment of Committee.
A. Except as otherwise provided in the Plan or delegated by the Committee pursuant to this Article VI, the Plan shall be administered by the Committee.
B. The Committee shall have the full power, discretion and authority to interpret, construe and administer the Plan and any part thereof in any manner deemed appropriate in its sole discretion, and to resolve all questions arising under the Plan in any manner deemed appropriate in its sole discretion, including, but not limited to, questions of interpretation with respect to eligibility to participate in the Plan, employment status, amount and timing of benefits payable under the Plan and all other definitions and questions of interpretation.
C. The resolutions, constructions, interpretations and other determinations and actions taken by the Committee hereunder shall be final, conclusive and binding for all purposes on all parties who have a claim or interest under the Plan.
D. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the Executive Vice President, Human Resources (or successor or other person holding a similar position) of The Hartford or the Chief Executive Officer of The Hartford.

6.2 Delegation of Certain Authority to Plan Administrator. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, the Plan Administrator shall be the Executive Vice President, Human Resources of The Hartford (or successor or other person holding a similar position) or the Chief Executive Officer of The Hartford. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee: (A) the Plan Administrator shall be responsible for the performance of such administrative duties under this Plan that are not otherwise reserved to the Committee by the Plan, (B) the Plan Administrator shall have the full power, discretion and authority to interpret, construe and administer the Plan and any part thereof in any manner deemed appropriate in its sole discretion, and to resolve all questions arising under the Plan in any manner deemed appropriate in its sole discretion, including, but not limited to, questions of interpretation with respect to eligibility to participate in the Plan, employment status, amount and timing of benefits payable under the Plan, and all other definitions and questions of interpretation, (D) the resolutions, constructions, interpretations and other determinations and actions taken by the Plan Administrator hereunder shall be final, conclusive and binding for all purposes on all parties who have a claim or interest under the Plan, and (E) the Plan Administrator may, in its sole discretion, delegate such of its powers as it deems appropriate to other members of senior management of the Company.
ARTICLE VII
MISCELLANEOUS
7.1 No Employment Rights. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company. The Plan shall not interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.
7.2 Rights Not Transferable. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) pursuant to a qualified domestic relations order as defined in the Code.
7.3 Tax Withholding. The Committee shall have the right to make such provisions as deemed appropriate in its sole discretion to satisfy any obligation of the Company to withhold federal, state or local income or other taxes (including FICA obligations) incurred by reason of the operation of the Plan or an option granted under the Plan, including but not limited to at any time: (i) requiring a Participant to submit payment to the Company for such taxes before making settlement of any Shares or other amount due under the Plan, (ii) withholding such taxes from wages or other amounts due to the Participant before making settlement of any Shares or other amount due under the Plan, (iii) making settlement of any Shares or other amount due under the Plan to a Participant part in Shares and part in cash to facilitate satisfaction of such withholding obligations, or (iv) receiving Shares already owned by, or withholding Shares otherwise due to, the Participant in an amount determined necessary to satisfy such withholding obligations; provided, however, that, notwithstanding any language herein to the contrary, any Participant who is an executive officer of the Company (within the meaning of Section 16 of the Act) shall have the right to satisfy his or her obligations to the Company pursuant to this Section 7.3 by instructing the Company not to deliver to the Participant Shares otherwise deliverable to the Participant in an amount sufficient to satisfy such obligations to the Company.
7.4 Compliance with Applicable Law. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code Section 423 or other applicable law.

7.5 Expenses. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to Shares, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.
7.6 Delivery of Shares to Estate Upon Death. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.
7.7 Effect of Plan. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.
7.8 Use of Funds. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.
7.9 Plan Share Purchases. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, reacquired Shares, and/or Shares purchased on the open market.
7.10 Effective Date. The Plan shall be effective on the first business day of the calendar quarter occurring on or after the later of (i) October 1, 1996, (ii) the effective date of the Form S-8 Registration Statement covering Shares authorized for purchase under the Plan, or (iii) such other date as may be designated by the Committee.
7.11 Amendment or Termination of the Plan.
A. The Committee may from time to time amend, modify or suspend the Plan to the extent it deems, in its sole discretion, advisable and consistent with the purposes of the Plan and applicable law.
B. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code Section 423 is obtained.
C. Notwithstanding anything in this Plan to the contrary, the Plan shall not be amended, modified, suspended or terminated during the period in which a Change of Control is threatened. For purposes of the preceding sentence, a Change of Control shall be deemed to be threatened for the period beginning on the date of any Potential Change of Control, and ending upon the earliest of: (a) the second anniversary of the date of such Potential Change of Control, (b) the date a Change of Control occurs, or (c) the date the Board or the Committee determines in good faith that a Change of Control is no longer threatened. Further, notwithstanding anything in this Plan to the contrary, no amendment, modification, suspension or termination following a Change of Control shall adversely impair or reduce the rights of any person with respect to a prior Award without the consent of such person.
D. Amendments to the Plan that are solely of an administrative nature may be made by either The Hartford’s Chairman and Chief Executive Officer or Executive Vice President, Human Resources.
E. The Committee or the Board shall have the power at any time to terminate the Plan and all rights of Employees under the Plan.

7.12 Subsidiary Plans Required to Satisfy Local Law. The Committee may approve or adopt discount Share purchase plans, or other similar or related plans consistent with the purposes of the Plan, for Employees of subsidiaries of the Company as required to meet the provisions of the tax or securities laws or other applicable laws, rules or regulations in the jurisdictions in which any subsidiary operates. Any Shares purchased under any such subsidiary plans shall be deemed to have been purchased under the Plan. The Committee, in its sole discretion and to the extent permitted by applicable law, may delegate its authority under this Section to (i) any other appropriate committee of the Company, or (ii) to the Chief Executive Officer of The Hartford or any other appropriate officer of the Company.
7.13 Governing Law. The laws of the State of Connecticut shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.
7.14 Merger Clause. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.